SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2002

Bowne & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Hudson Street, New York, NY (Address of principal executive offices)	10014 (Zip Code)

Registrant’s telephone number, including area code	(212) 924-5500

Not Applicable
Former name or former address, if changed since last report

The undersigned registrant, Bowne & Co., Inc. (“the Company”), hereby amends its Current Report on Form
8-K, dated September 30, 2002, to provide the financial information required by Item 7.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On September 27, 2002, BGS Companies, Inc., a wholly owned subsidiary of the Company, acquired all of the issued and outstanding stock of Berlitz GlobalNet, Inc. (“GlobalNet”) from Berlitz International, Inc. and Berlitz Investment Corporation for $75 million in cash. The acquisition was completed in accordance with the terms of a Stock Purchase Agreement dated August 7, 2002. The net cash outlay was approximately $56.8 million, which includes approximately $1.1 million of acquisition costs and is net of $19.3 million of cash in the business.

The funds used to consummate the acquisition came from existing cash and borrowings under the Company’s revolving credit facility.

GlobalNet provides globalization and localization services, software testing, translation and interpretation services, and will be included as part of the Company’s globalization segment (which includes Bowne Global Solutions (“BGS”)). The Company expects that the acquisition of GlobalNet will strengthen BGS’s position in the globalization and localization industry and enhances BGS’s results by enabling BGS to combine complementary services, improve efficiencies, and diversify its customer base.

INDEPENDENT AUDITORS’ REPORT
COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001
COMBINED BALANCE SHEET AS OF DECEMBER 31, 2001
COMBINED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2001
NOTES TO COMBINED FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
COMBINED STATEMENT OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 27, 2002
COMBINED BALANCE SHEET AS OF SEPTEMBER 27, 2002
COMBINED STATEMENT OF CASH FLOWS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 27, 2002
NOTES TO COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS For the Year Ended December 31, 2001
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS For the Nine Months Ended September 30, 2002
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.2: CONSENT OF KPMG LLP

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant to Item 7 (a) (4) and 7 (b) (2) of Form 8-K, the required historical financial statements of GlobalNet and the pro forma financial information are being filed in this Amendment No. 1.

The audited combined financial statements of GlobalNet and affiliated entities for the year ended December 31, 2001 were audited by Deloitte & Touche LLP. The audited combined financial statements of GlobalNet and affiliated entity for the nine-month period ended September 27, 2002 were audited by KPMG LLP, and are included in this report in reliance on Rule 3-06 of Regulation S-X.

Unaudited pro forma financial information for the year ended December 31, 2001 and the nine month period ended September 30, 2002 were prepared in accordance with Article 11 of Regulation S-X. A pro forma condensed combined balance sheet is not presented since the GlobalNet acquisition is recorded in the Company’s actual condensed consolidated balance sheet as of September 30, 2002, which is included in the Company’s Form 10-Q filed on November 14, 2002.

		Page No.

(a)	Financial Statements of the Business Acquired.

	Combined Financial Statements of Berlitz GlobalNet, Inc. and Affiliated Entities

	Independent Auditors’ Report	2
	Combined Statement of Operations for the Year Ended December 31, 2001	3
	Combined Balance Sheet as of December 31, 2001	4
	Combined Statement of Cash Flows for the Year Ended December 31, 2001	5
	Notes to Combined Financial Statements	6-13

	Independent Auditors’ Report	14
	Combined Statement of Operations for the Nine-Month Period Ended September 27, 2002	15
	Combined Balance Sheet as of September 27, 2002	16
	Combined Statement of Cash Flows for the Nine-Month Period Ended September 27, 2002	17
	Notes to Combined Financial Statements	18-26

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Condensed Combined Financial Information	27
	Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2001 and for the nine-month period ended September 30, 2002	28-29
	Notes to Unaudited Pro Forma Condensed Combined Financial Statements	30

(c)	Exhibits

Exhibit 10.17	Stock Purchase Agreement by and among BGS Companies, Inc. and Berlitz International, Inc. and Berlitz Investment Corporation dated August 7, 2002 (previously filed with Form 10-Q, dated November 14, 2002, filed with the Commission).

Exhibit 23.1	Independent Auditors’ Consent, Deloitte & Touche LLP, dated December 11, 2002 (filed herewith)

Exhibit 23.2	Independent Auditors’ Consent, KPMG LLP, dated December 11, 2002 (filed herewith)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder of
Berlitz GlobalNET, Inc.
Princeton, New Jersey

We have audited the accompanying combined balance sheet of Berlitz GlobalNET, Inc. and affiliated entities as of December 31, 2001, and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

December 9, 2002
Parsippany, New Jersey

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(Dollars in thousands)

Sales of services	$107,409

Costs and expenses:
Cost of services sold	72,875
Selling, general and administrative	34,813
Amortization of cost over net assets acquired and other intangibles	2,724
Loss on impaired assets (Note 12)	16,900
Interest and royalty expense with related parties	2,790
Other income, net	(189)

Total costs and expenses	129,913

Loss before income taxes	(22,504)
Income tax benefit	841

Net loss	(21,663)
Other comprehensive loss:
Foreign currency translation adjustments	(569)

Comprehensive loss	$(22,232)

                           See accompanying Notes to Combined Financial Statements.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2001
(Dollars in thousands)

Assets
Current assets:
Cash and temporary investments	$9,436
Accounts receivable, less allowance for doubtful accounts of $1,630	23,821
Unbilled receivables	8,351
Prepaid expenses and other current assets	890

Total current assets	42,498
Property and equipment, net	6,033
Excess of cost over net assets acquired and other intangibles, net	37,353
Other assets	873

Total assets	$86,757

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$2,600
Deferred revenues	771
Payrolls and commissions	2,109
Income taxes payable	739
Accrued expenses and other current liabilities	6,294

Total current liabilities	12,513
Other liabilities	455

Total liabilities	12,968

Commitments and contingencies (Note 7)
Shareholder’s Equity:
Common Stock — $0.01 par value — 10,000,000 shares authorized; 100 issued and outstanding	—
Additional paid-in capital	93,358
Accumulated deficit	(19,387)
Accumulated other comprehensive loss	(182)

Total shareholder’s equity	73,789

Total liabilities and shareholder’s equity	$86,757

                          See accompanying Notes to Combined Financial Statements.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2001
(Dollars in thousands)

Cash flows from operating activities:
Net loss	$(21,663)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,395
Amortization of excess of cost over net assets acquired and other intangibles	2,724
Loss on impaired assets	16,900
Provision for bad debts	668
Losses on disposal of fixed assets	71
Deferred income tax benefit	(882)
Changes in operating assets and liabilities:
Decrease in accounts and unbilled receivables	3,013
Decrease in prepaid expenses and other current assets	22
Decrease in accounts payable, accrued expenses and other current liabilities	(3,581)
Decrease in deferred revenues	(444)
Increase in income taxes payable	159
Increase in related party royalty payable	2,522
Decrease in other liabilities	(138)

Net cash provided by operating activities	2,766

Cash flows used in investing activities:
Capital expenditures	(2,304)
Acquisition of businesses, net of cash acquired	(4,738)

Net cash used in investing activities	(7,042)

Cash flows from financing activities:
Contributions from parent	5,260

Net cash provided by financing activities	5,260

Effect of exchange rate changes on cash and temporary investments	(110)

Net increase in cash and temporary investments	874
Cash and temporary investments at beginning of period	8,562

Cash and temporary investments at end of period	$9,436

Supplemental disclosures of cash flow information:
Cash payments of income taxes	$731

Cash refunds of income taxes	$61

                See accompanying Notes to Combined Financial Statements.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

1.	Nature of Operations and Summary of Significant Accounting Policies

a)	Nature of Operations — Berlitz GlobalNET, Inc. is a New York corporation organized in 1999 and is a wholly-owned subsidiary of Berlitz International, Inc. and its wholly-owned subsidiary Berlitz Investment Corporation (collectively “Berlitz”). Common stock at December 31, 2001, consists of: $0.01 par value – 10,000,000 shares authorized; 100 shares issued and outstanding.

Berlitz GlobalNET Inc., together with affiliated entities as defined below (collectively the “Company” or “Berlitz GlobalNET”), provides high quality technical documentation translation, interpreting and globalization services including Web localization and multilingual content management. Language-related services are offered for the entire business cycle, from globalization strategy and consulting, to creating and translating content, designing, implementing and maintaining multilingual Websites. Company operations are conducted on a worldwide basis with approximately 61% of its 2001 revenues denominated in currencies other than the U.S. dollar.

b)	Principles of Combination — The Combined Financial Statements include the operations of Berlitz GlobalNET, Inc., its subsidiaries and all other translation services business units (“affiliated entities”) that were either subsidiaries of Berlitz or components of language services subsidiaries of Berlitz. Only one subsidiary was not wholly owned at December 31, 2001, Atlas GMBH, one of two operating entities in Germany. The balance of the outstanding common stock not owned at that time, 49.3%, was acquired in March 2002.

Following the formation of Berlitz GlobalNET, Inc. in 1999, Berlitz undertook a reorganization to consolidate all translation services operations under Berlitz GlobalNET, Inc. This effort, which continued throughout 2001, was substantially complete by May 30, 2002, except for the transfer of the legal ownership of operations in the Netherlands and Poland, in addition to Argentina, Belgium and Pittsburgh, U.S., which were dormant by year-end 2001. Included in the statement of operations and in the balance sheet for 2001 are $500 of revenues and $186 in net assets for the dormant entities.

The effects of all significant intercompany transactions have been eliminated.

c)	Foreign Currency Translation — Generally, balance sheet amounts have been translated using exchange rates in effect at the balance sheet date and the translation adjustment has been included in shareholder’s equity. Income statement amounts have been translated using the average exchange rates in effect for the period. Revaluation gains and losses on certain intercompany accounts in all countries have been included in “Other income, net”. Revaluation gains and losses on intercompany balances for which settlement is not anticipated in the foreseeable future are included in shareholder’s equity.

d)	Revenue Recognition, Unbilled Receivables and Deferred Revenues - Contracts are accounted for under the percentage of completion method of accounting, whereby sales and costs are recognized as work on contracts progresses. Changes in estimates for sales, costs and profits are recognized in the period in which they are determinable. Unbilled receivables represent the difference between revenue recognized for financial reporting

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
Notes to Combined Financial Statements — Continued
(Dollars in thousands, except share and per share amounts)

purposes and amounts contractually permitted to be billed to customers. Unbilled amounts will be invoiced in subsequent periods upon reaching certain milestones. Deferred revenues represent billings on contracts that are in excess of the amount that can be recognized under the percentage of completion method.

e)	Long-lived Assets – In accordance with Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of” (“SFAS 121”), long-lived assets (excluding deferred tax assets) and certain identifiable intangibles to be held and used are reviewed by the Company for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such circumstances include, but are not limited to, a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator.

If a review for recoverability is necessary, the Company estimates the future cash flows expected to result from the use of the asset. In performing these estimates, the Company groups its assets at the lowest level for which there are identifiable cash flows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. Any impairment loss recognized is measured as excess of carrying amount of the asset over the fair value of the asset. The fair value of an asset is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

f)	Property and Equipment — Property and equipment is stated at cost and depreciated over its estimated useful life or the life of any applicable leases (whichever is shorter), using principally straight-line methods.

g)	Excess of Cost Over Net Assets Acquired and Other Intangibles – The excess of cost over net assets acquired is being amortized on a straight-line basis over 12 to 40 years, while other intangibles are being amortized on a straight-line basis over 10 to 40 years.

h)	Income Taxes — The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply to taxable income in the periods in which the differences are expected to reverse.

The Company is included in the consolidated tax return of Benesse Holdings International, Inc., the parent company of Berlitz. Further, companies in the affiliated group entered into a tax sharing agreement pursuant to which tax benefits resulting from the use of net operating losses and tax credits are allocated between group members and reimbursed.

i)	Cash and Temporary Investments — The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be temporary investments.

j)	Financial Instruments — The carrying amounts reported in the balance sheet for cash and

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
Notes to Combined Financial Statements — Continued
(Dollars in thousands, except share and per share amounts)

temporary investments, accounts and unbilled receivables, accounts payable, accrued expenses and other current liabilities, and income taxes payable approximate fair value due to the short-term nature of these instruments.

During June 1998, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). The new standard requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133, as amended, was adopted January 1, 2001 and there was no impact to the Company.

k)	Internal-Use Software – Internal-use software costs are capitalized pursuant to the guidance of Statement of Position (“SOP”) 98-1 issued by the American Institute of Certified Public Accountants.

l)	Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

m)	New Accounting Pronouncements — New Accounting Pronouncements – In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, “Business Combinations”. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. The adoption of SFAS 141 was not material to the Company.

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. The Company adopted the provisions of SFAS 142 effective January 1, 2002, and as a result, amortization of goodwill, including goodwill recorded in past business combinations, will cease. Amortization of excess of cost over net assets acquired and other intangibles that will not continue in 2002 as a result of the implementation is $2,711.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS 143 is effective January 1, 2003, and is not expected to have a material impact.

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. SFAS 144 supersedes SFAS 121. However, SFAS 144 retains the fundamental provisions of SFAS 121 for (a) recognition

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
Notes to Combined Financial Statements — Continued
(Dollars in thousands, except share and per share amounts)

and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS 144 is effective January 1, 2002. The Company has determined that the impact this statement will have on the financial position, results of operations, or cash flows of the Company will not be material, except that any future discontinued operations may be presented in the financial statements differently under the new rules as compared to the old rules.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS 146 nullified Emerging Issues Task Force Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“Issue 94-3”). The principal difference between SFAS 146 and Issue 94-3 is that SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereas Issue 94-3 allowed for a liability to be recognized at the date of an entity’s commitment to an exit plan. SFAS 146 is effective for disposal activities initiated after December 31, 2002.

2.	Acquisition of Businesses

The Company records acquisitions under the purchase method of accounting, which contemplates an allocation of the acquisition cost to the acquired company’s assets and liabilities based on their estimated fair values. The results of operations of the acquired companies are included in the combined results of Berlitz GlobalNET from their respective acquisition dates.

In April 2001, the Company acquired certain assets of Planet Leap Inc., a translation services company, for a purchase price of $2,100, plus a contingent payment based on gross revenues for the twelve months ended March 31, 2002, for which no payment was made. The Company also incurred various transaction related expenditures and accrued expenses. Through December 31, 2001, the Company’s cumulative cash used in investing activities in connection with this acquisition was approximately $2,600.

The Company made one other non-material acquisition during 2001. As well, the Company made payments in 2001 related to prior year acquisitions due to contingency agreements.

As of December 31, 2001, $262 is recorded within “Other liabilities” pursuant to acquisition related contingency agreements.

3.	Property and Equipment, net

	Useful Lives	December, 31
	(Years)	2001

Buildings and leasehold improvements	5 to 30	$2,498
Furniture, fixtures and equipment	5 to 7	9,956
Internal use software	3 to 7	1,657
Land		35

		14,146
Less: accumulated depreciation and amortization		(8,113)

Total		$6,033

4.	Excess of Cost over Net Assets Acquired and Other Intangibles

December, 31
2001

Excess of cost over net assets acquired (including amounts pushed down from Berlitz)	$32,878
Trade names and trademarks (pushed down from Berlitz)	35,354
Other	1,019

69,251
Less: loss on impaired assets, pushed down from Berlitz, and accumulated amortization	(31,898)

Total	$37,353

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
Notes to Combined Financial Statements — Continued
(Dollars in thousands, except share and per share amounts)

5.	Other Income, net

Year Ended
December 31,
2001

Interest income, net	$173
Foreign exchange losses, net	(17)
Losses on disposal of fixed assets	(71)
Other income, net	104

Total other income, net	$189

6.	Income Taxes

The components of the net deferred tax asset were as follows:

December 31, 2001

Deferred tax assets:
Property and equipment depreciation	$178
Intangible asset amortization	12
Accrued expenses	268
Net operating losses	725

Total deferred tax assets	1,183

Deferred tax liabilities:
Deferred revenue	(108)
Unrealized gains	(48)

Total deferred tax liabilities	(156)

Net deferred tax asset	1,027
Valuation allowance	(357)

Net deferred tax asset	$670

The valuation allowance relates to tax benefits for net operating losses and accrued expenses, where the realization of such benefits is considered unlikely.

The (benefit) provision for income taxes is as follows:

	U.S.		U.S. State
	Federal	Foreign*	and Local	Total

Year ended December 31, 2001:
Current	$(697)	$657	$81	$41
Deferred	(459)	(384)	(39)	(882)

Total	$(1,156)	$273	$42	$(841)

*	Pre-tax loss from foreign operations of the Company was $87 for the twelve months ended December 31, 2001.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
Notes to Combined Financial Statements — Continued
(Dollars in thousands, except share and per share amounts)

The Company has net operating loss carryforwards that relate to a number of foreign and state jurisdictions, some of which expire on various dates from 2002 to 2006.

At December 31, 2001, accumulated earnings of foreign subsidiaries of $7,530 are intended to be permanently reinvested outside the U.S. and no tax has been provided for the remittance of these earnings. However, it is estimated that foreign withholding taxes of $198 may be payable if such earnings were distributed. These taxes, if ultimately paid, may be recoverable as foreign tax credits in the U.S. The determination of the deferred U.S. tax liability for the undistributed earnings of international subsidiaries is not practicable.

The Company is included in the consolidated tax return of Benesse Holdings International, Inc., the parent company of Berlitz. Further, companies in the affiliated group entered into a tax sharing agreement pursuant to which tax benefits resulting from the use of net operating losses and tax credits are allocated between group members and reimbursed. For the year ended December 31, 2001, the Company recorded an amount due from Benesse Holdings International, Inc. and Berlitz affiliates of $697.

The effective tax rate differs from the U.S. Federal statutory rate primarily as a result of nondeductible amortization and impairment charges.

7.	Commitments and Contingencies

Lease Commitments

The Company’s operations are primarily conducted from leased facilities. Rent expense amounted to $4,806 for the year ended December 31, 2001. Certain leases are subject to escalation clauses and/or renewal options. The minimum rental commitments under non-cancelable operating leases with a remaining term of more than one year at December 31, 2001 are as follows: 2002-$3,027; 2003-$2,637; 2004-$2,197; 2005-$2,101; 2006-$3,550; and an aggregate of $17,995 thereafter.

Legal proceedings

Management is not aware of any actions against the Company that either individually, or in aggregate, will have a material adverse effect on the financial condition, results of operations, or cash flows of the Company.

Severance Agreements

The Company, and in one case Berlitz, has severance agreements with key Company employees, which take into account annual base salary and certain other benefits. Maximum contingent liabilities under such agreements are approximately $1,600.

8.	Financial Instruments and Related Disclosures

a) Concentration of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk,

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
Notes to Combined Financial Statements — Continued
(Dollars in thousands, except share and per share amounts)

consist principally of cash and temporary investments and accounts and unbilled receivables.

The Company maintains cash and temporary investments with various high credit qualified financial institutions. The majority of these financial institutions are located outside of the U.S. and the Company’s policy is designed to limit exposure to any one of these foreign institutions. The Company maintains a U.S. concentration account consisting of overnight investments, with a major U.S. bank. During 2001, balances in this account averaged 46% of worldwide cash. As part of its cash management process, the Company performs periodic evaluations of the relative credit standing of all financial institutions in which it maintains cash and temporary investments.

With regard to receivables, credit risks are generally spread among a diversified client base, except for a concentration of receivables with two major customers subject to special contractual arrangements. One of these is a U.S. governmental agency and the other a corporation with whom the Company has been doing business for over 10 years. Receivables from these two major customers aggregated $8,600 at December 31, 2001. Subsequent collections of the December 2001 balances have aggregated $8,208 through June 1, 2002. Revenues from the U.S governmental agency totaled $14,695, or approximately 13.7% of total sales. The contract under which the Company does business with the U.S governmental agency expired at the end of April 2002; however, the Company was asked to continue to perform the contract under the existing terms and conditions until the end of March 2003. One other major customer accounted for revenues of approximately $11,000 or 10.2% of total sales.

b) Fair values of financial instruments

For cash and temporary investments, the carrying amount approximates fair value due to their short maturities.

9.	Other Related Party Transactions

The Company and affiliated entities are party to royalty agreements with an affiliate of Berlitz for use of the “Berlitz” trade name. The royalty under the terms of these agreements is 3% of total sales, as defined.

The Company shares various corporate services with Berlitz, including internal audit, legal and tax, and as well, benefits from expenditures made by Berlitz for such things as insurance and external audit services. In recognition of this, the Company was charged $844 for the year ended December 31, 2001, for such shared services.

The Company participates in various business activities with Berlitz affiliates in the ordinary course of business, none of which had a material effect on the financial statements. Total sales to Berlitz affiliates were $124 for the year ended December 31, 2001.

10.	Stock Option and Incentive Plans

The Berlitz Short-Term Executive Incentive Compensation Plan provides for potential cash awards to officers and other key employees of the Company if certain financial goals are met for the applicable calendar year. No payments were due for 2001 and no accruals were made.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITIES
Notes to Combined Financial Statements — Continued
(Dollars in thousands, except share and per share amounts)

In 2000 the Company established a non-qualified stock option plan for Berlitz GlobalNET employees and Directors and in February 2002 award grants were made. Of the total 1,500,000 shares made available under the plan, 1,489,000 shares were granted at an exercise price of $3.45.

11.	Thrift and Retirement Plans

The Company participates in Berlitz sponsored thrift and retirement plans described below.

The Berlitz Retirement Savings Plan (the “Berlitz Plan”) is a defined contribution plan, sponsored by Berlitz, covering substantially all of the Company’s full-time domestic employees who have completed one year of service. The retirement portion of the Berlitz Plan provides for the Company to make regular contributions based on salaries of eligible employees; in December 2001 Berlitz suspended this contribution. The thrift portion of the Berlitz Plan, in which employee participation is elective, provides for Company matching contributions of up to 3% of salary. Payments upon retirement or termination of employment are based on vested amounts credited to individual accounts. In addition, certain foreign operations have other defined contribution plans.

Effective January 1, 1996, Berlitz established the Supplemental Executive Retirement Plan (“SERP”), an unfunded defined benefit plan which provides retirement income / disability retirement benefits, retiree medical benefits and death benefits to certain designated executives and their designated beneficiaries. Monthly benefits will be available to any participant who retires at age 60 or above, with at least five years of service with Berlitz. One employee of the Company is a participant in the SERP.

SERP retirement income/disability retirement benefits (“Pension Benefits”) are 40% of average monthly salary (calculated on the base salary and short-term bonuses paid over the last 36 months of employment) and paid to the retired participant for life, with 50% of such benefit paid to the participant’s surviving spouse for life upon the retired participant’s death. SERP expense for 2001 is included in the Berlitz shared service charge. The total pension benefit obligation as of December 31, 2001, is $179.

Employees of the Company are also participants in a funded defined benefit plan jointly sponsored by Berlitz Japan, Inc., the language services operation of Berlitz, and Berlitz GlobalNET Japan, Inc., a subsidiary of the Company. The total pension benefit obligation for employees of the Company is estimated to be $100, of which, $60 has been funded.

Total expense with respect to all benefit plans was $545 for the year ended December 31, 2001.

12.	Subsequent Event

On August 1, 2002, the Board of Directors approved the sale of the Company to an unaffiliated third party for $75,000, subject to purchase price adjustments. Based on the purchase price, net of related transaction costs, the Company has recorded an impairment loss related to its intangible assets for the year ended December 31, 2001, of $16,900. On September 27, 2002, the sale was completed.

Independent Auditors’ Report

The Board of Directors
Berlitz GlobalNET, Inc.:

We have audited the accompanying combined balance sheet of Berlitz GlobalNET, Inc. and affiliated entity as of September 27, 2002, and the related combined statements of operations and cash flows for the period January 1, 2002 through September 27, 2002. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Berlitz GlobalNET, Inc. and affiliated entity as of September 27, 2002, and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

     /s/ KPMG LLP

December 11, 2002

New York, New York

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
COMBINED STATEMENT OF OPERATIONS
FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 27, 2002
(Dollars in thousands)

Sales of services	$75,397

Costs and expenses:
Cost of services sold	50,223
Selling, general and administrative	23,327
Compensation for settlement of stock options	6,051
Interest and royalty expense with related parties	2,264
Other expenses, net	458

Total costs and expenses	82,323

Loss before income taxes	(6,926)
Income tax benefit	1,825

Net loss	(5,101)
Other comprehensive loss:
Foreign currency translation adjustment	(750)

Comprehensive loss	$(5,851)

See accompanying Notes to Combined Financial Statements.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
COMBINED BALANCE SHEET
AS OF SEPTEMBER 27, 2002
(Dollars in thousands, except share and per share amounts)

Assets
Current assets:
Cash and temporary investments	$19,334
Accounts receivable, less allowance for doubtful accounts of $1,018	16,453
Unbilled receivables	9,295
Income tax receivable	56
Prepaid expenses and other current assets	1,155

Total current assets	46,293
Property and equipment, net	4,724
Goodwill and other intangibles, net	37,329
Other assets	366

Total assets	$88,712

Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$3,599
Deferred revenues	455
Payrolls and commissions	2,491
Accrued expenses and other current liabilities	6,721

Total current liabilities	13,266
Other liabilities	448

Total liabilities	13,714

Commitments and contingencies (Note 7)
Shareholder’s Equity:
Common stock — $0.01 par value — 10,000,000 shares authorized: 8,500,000 issued	85
Additional paid-in capital	100,333
Accumulated deficit	(24,488)
Accumulated other comprehensive loss	(932)

Total shareholder’s equity	74,998

Total liabilities and shareholder’s equity	$88,712

See accompanying Notes to Combined Financial Statements.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
COMBINED STATEMENT OF CASH FLOWS
FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 27, 2002
(Dollars in thousands)

Cash flows from operating activities:
Net loss	$(5,101)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,648
Amortization of other intangibles	10
Provision for bad debts	351
Compensation for settlement of stock options, net of tax benefit	3,933
Deferred income tax expense	480
Foreign exchange losses	438
Losses on disposal of fixed assets	34
Changes in operating assets and liabilities:
Decrease in accounts and unbilled receivables	7,014
Increase in prepaid expenses and other current assets	(185)
Increase in accounts payable, accrued expenses and other current liabilities	2,722
Decrease in deferred revenues	(353)
Decrease in income taxes payable	(764)

Net cash provided by operating activities	10,227

Cash flows used in investing activities:
Capital expenditures	(142)
Acquisition of businesses, net of cash acquired	(737)

Net cash used in investing activities	(879)

Cash flows from financing activities:
Net payments to parent	(132)

Net cash used in financing activities	(132)

Effect of exchange rate changes on cash and temporary investments	682

Net increase in cash and temporary investments	9,898
Cash and temporary investments at beginning of period	9,436

Cash and temporary investments at end of period	$19,334

Supplemental disclosures of cash flow information:
Cash payments of income taxes	$895

Cash refunds of income taxes	$171

See accompanying Notes to Combined Financial Statements.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)

1.	Nature of Operations and Summary of Significant Accounting Policies

a)	Nature of Operations — Berlitz GlobalNET, Inc. is a New York corporation organized in 1999 and through September 27, 2002, wholly-owned by Berlitz International, Inc. and its wholly-owned subsidiary, Berlitz Investment Corporation (collectively “Berlitz”). Berlitz GlobalNET Inc., together with an affiliated entity as defined below (collectively the “Company” or “Berlitz GlobalNET”), provides high quality technical documentation translation, interpreting and globalization services including Web localization and multilingual content management. Language-related services are offered for the entire business cycle, from globalization strategy and consulting, to creating and translating content and designing, implementing and maintaining multilingual Websites. Company operations are conducted on a worldwide basis with approximately 62% of its 2002 revenues denominated in currencies other than the U.S. dollar.

b)	Principles of Combination — The Combined Financial Statements include the operations of Berlitz GlobalNET, Inc., its wholly owned subsidiaries and the translation services business unit in Poland (the “Affiliated Entity”) that is an indirect subsidiary of Berlitz.

The effects of all significant intercompany transactions have been eliminated.

c)	Foreign Currency Translation — Generally, balance sheet amounts have been translated using exchange rates in effect at the balance sheet date and the translation adjustment has been included in shareholder’s equity. Income statement amounts have been translated using the average exchange rates in effect for the period. Revaluation gains and losses on certain intercompany accounts in all countries have been included in “Other expenses, net”. Revaluation gains and losses on intercompany balances for which settlement is not anticipated in the foreseeable future are included in shareholder’s equity.

d)	Revenue Recognition, Unbilled Receivables and Deferred Revenues — Contracts are accounted for under the percentage of completion method of accounting, whereby sales and costs of sales are recognized as work on contracts progresses. Changes in estimates for sales, costs of sales and profits are recognized in the period in which they are determinable. Unbilled receivables represent the difference between revenue recognized for financial reporting purposes and amounts contractually permitted to be billed to customers. Unbilled amounts will be invoiced in subsequent periods upon reaching certain milestones. Deferred revenues represent

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
NOTES TO COMBINED FINANCIAL STATEMENTS—continued
(Dollars in thousands, except share and per share amounts)

billings on contracts that are in excess of the amount that can be recognized under the percentage of completion method.

e)	Long-lived Assets — In October 2001 the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. SFAS 144 supersedes SFAS 121, “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of”. However, SFAS 144 retains the fundamental provisions of SFAS 121 for: (i) recognition and measurement of the impairment of long-lived assets to be held and used; and (ii) measurement of long-lived assets to be disposed of by sale. SFAS 144 also modifies the accounting and disclosure rules for discontinued operations. SFAS 144 became effective January 1, 2002, and the adoption of this did not have an impact on financial position, results of operations, or cash flows of the Company.

In accordance with SFAS 144, long-lived assets (excluding deferred tax assets) and certain identifiable intangibles to be held and used are reviewed by the Company for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such circumstances include, but are not limited to, a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator. If a review for recoverability is necessary, the Company estimates the future cash flows expected to result from the use of the asset. In performing these estimates, the Company groups its assets at the lowest level for which there are identifiable cash flows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. Any impairment loss recognized is measured as excess of carrying amount of the asset over the fair value of the asset. The fair value of an asset is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

f)	Property and Equipment — Property and equipment is stated at cost and depreciated over its estimated useful life or the life of any applicable leases (whichever is shorter), using principally straight-line methods.

g)	Goodwill and Other Intangibles — In June 2001 the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. The Company adopted the provisions of SFAS 142 effective January 1, 2002, and as a result, amortization of goodwill, including goodwill recorded in past business combinations, ceased. Other intangibles are being amortized on a straight-line basis

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
NOTES TO COMBINED FINANCIAL STATEMENTS—continued
(Dollars in thousands, except share and per share amounts)

over 10 years.

h)	Income Taxes — The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply to taxable income in the periods in which the differences are expected to reverse.

The Company’s results of operations for the nine-month period ended September 27, 2002, are included in the consolidated tax return of Benesse Holdings International, Inc., the parent company of Berlitz. Further, companies in the affiliated group entered into a tax sharing agreement pursuant to which tax benefits resulting from the use of net operating losses and tax credits are allocated between group members and reimbursed.

i)	Cash and Temporary Investments — The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be temporary investments.

j)	Financial Instruments — The carrying amounts reported in the balance sheet for cash and temporary investments, accounts and unbilled receivables, accounts payable, accrued expenses and other current liabilities, and income taxes payable approximate fair value due to the short-term nature of these instruments.

k)	Internal-Use Software — Internal-use software costs are capitalized pursuant to the guidance of Statement of Position (“SOP”) 98-1 issued by the American Institute of Certified Public Accountants.

l)	Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

m)	Stock Based Compensation — The Company accounts for its stock based compensation plan in accordance with Accounting Principles Board (“APB”) Opinion No. 25 and related interpretations. Under APB 25, no compensation expense is recorded upon option issuance because the exercise price of employee stock options equals the fair market price of the underlying stock on the date of the grant.

n)	New Accounting Pronouncements — In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations”. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
NOTES TO COMBINED FINANCIAL STATEMENTS—continued
(Dollars in thousands, except share and per share amounts)

long-lived assets and the associated retirement costs. SFAS 143 is effective January 1, 2003, and is not expected to have a material impact.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS 146 nullified Emerging Issues Task Force Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)” (“Issue 94-3”). The principal difference between SFAS 146 and Issue 94-3 is that SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereas Issue 94-3 allowed for a liability to be recognized at the date of an entity’s commitment to an exit plan. SFAS 146 is effective for disposal activities initiated after December 31, 2002.

2.	Acquisition of Businesses

The Company records acquisitions under the purchase method of accounting, which contemplates an allocation of the acquisition cost to the acquired company’s assets and liabilities based on their estimated fair values. The results of operations of the acquired companies are included in the combined results of Berlitz GlobalNET from their respective acquisition dates.

In March 2002 the Company purchased the 49.3% balance of the outstanding common stock of Atlas GMBH that it did not previously own, for a purchase price of $687. The Company made additional payments of $50 in 2002 related to prior year acquisitions.

As of September 27, 2002, $262 is recorded within “Other liabilities” pursuant to acquisition related contingency agreements.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
NOTES TO COMBINED FINANCIAL STATEMENTS—continued
(Dollars in thousands, except share and per share amounts)

3.	Property and Equipment, net

	Useful Lives	September 27,
	(Years)	2002

Buildings and leasehold improvements	5 to 30	$2,618
Furniture, fixtures and equipment	5 to 7	8,665
Internal use software	3 to 7	2,625
Land		33

		13,941
Less: accumulated depreciation and amortization		(9,217)

Total		$4,724

4.	Goodwill and Other Intangibles

Other intangible assets as of September 27, 2002, that continue to be amortized are as follows:

	Gross
	Carrying	Accumulated
	Amount	Amortization

Non-compete agreement	$1,013	936

During the nine-month period ended September 27, 2002, there was amortization of $10 related to the non-compete agreement.

Berlitz trade names are deemed to have indefinite useful lives because they are expected to generate cash flows indefinitely. Thus, the Company ceased amortization on January 1, 2002, of the remaining balance of $10,573. As of September 27, 2002, there is $26,679 of unamortized goodwill.

Amortization of goodwill and other indefinite life intangibles does not continue in 2002 as a result of the implementation of SFAS 142. Approximately $2,711 of related amortization was recorded in the year ended December 31, 2001. Pro forma adjusted net loss for the year ended December 31, 2001, would have been $18,952 excluding this amortization.

5.	Other Expenses, net

Nine-Month
Period Ended
September 27,
2002

Interest income, net	$(132)
Foreign exchange loss, net	438
Loss on disposal of fixed assets	34
Other expense, net	118

Total other expenses, net	$458

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
NOTES TO COMBINED FINANCIAL STATEMENTS—continued
(Dollars in thousands, except share and per share amounts)

6.	Income Taxes

The components of the net deferred tax asset were as follows:

September 27,
2002

Deferred tax assets:
Property and equipment depreciation	$159
Accrued expenses	110
Net operating losses	580

Total deferred tax assets	849

Deferred tax liabilities:
Deferred revenue	(141)
Unrealized gains	(50)
Intangible amortization	(52)

Total deferred tax liabilities	(243)

Net deferred tax asset, before valuation allowance	606
Valuation allowance	(426)

Net deferred tax asset	$180

The valuation allowance relates to tax benefits for foreign and state operating losses and accrued expenses, where the realization of such benefits is considered unlikely.

The expense (benefit) for income taxes is as follows:

	U.S.		U.S. State
	Federal	Foreign*	and Local	Total

Nine-month period ended September 27, 2002:
Current	$(2,382)	$52	$25	$(2,305)
Deferred	93	366	21	480

Total	$(2,289)	$418	$46	$(1,825)

*	Pre-tax loss from foreign operations of the Company was $153 for the nine-months ended September 27, 2002.

The Company has net operating loss carryforwards that relate to a number of foreign and state jurisdictions, some of which expire on various dates from 2002 to 2006.

At September 27, 2002, accumulated earnings of foreign subsidiaries of $6,877 are intended to be permanently reinvested outside the U.S. and no tax has been provided for the remittance of these earnings. However, it is estimated that foreign withholding taxes of $370 may be payable if such earnings were distributed. These taxes, if ultimately paid, may be recoverable as foreign tax credits in the U.S. The determination of the deferred U.S. tax liability for the undistributed earnings of international subsidiaries is not practicable.

The Company is included in the consolidated tax return of Benesse Holdings International, Inc., the parent company of Berlitz. Further, companies in the affiliated group entered into a tax sharing agreement pursuant to which tax benefits resulting from the use of net operating losses and tax credits are allocated between group members and reimbursed. For

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
NOTES TO COMBINED FINANCIAL STATEMENTS—continued
(Dollars in thousands, except share and per share amounts)

the nine-month period ended September 27, 2002, the Company recorded a receivable from Benesse Holdings International, Inc. and Berlitz affiliates of $2,382.

The effective tax rate differs from the U.S. Federal statutory rate primarily as a result of foreign income taxes.

7.	Commitments and Contingencies

Lease Commitments

The Company’s operations are primarily conducted from leased facilities. Rent expense amounted to $3,300 for the nine-month period ended September 27, 2002. Certain leases are subject to escalation clauses and/or renewal options. The minimum rental commitments under non-cancelable operating leases with a remaining term of more than one year at September 27, 2002 are as follows: 2003-$2,822; 2004-$2,367; 2005-$2,176; 2006-$3,238; 2007-$3,420; and an aggregate of $12,178 thereafter.

Legal proceedings

Management is not aware of any actions against the Company that either individually, or in aggregate, will have a material adverse effect on the financial condition, results of operations, or cash flows of the Company.

8.	Financial Instruments and Related Disclosures

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and temporary investments and accounts and unbilled receivables.

The Company maintains cash and temporary investments with various high credit qualified financial institutions. The majority of these financial institutions are located outside of the U.S. and the Company’s policy is designed to limit exposure to any one of these foreign institutions. The Company maintains a U.S. concentration account consisting of overnight investments, with a major U.S. bank. During 2002, balances in this account averaged 48% of worldwide cash. As part of its cash management process, the Company performs periodic evaluations of the relative credit standing of all financial institutions in which it maintains cash and temporary investments.

With regard to receivables, credit risks are generally spread among a diversified client base, except for a concentration of receivables with two major customers subject to special contractual arrangements. One of these is a U.S. governmental agency and the other a corporation with whom the Company has been doing business for over 10 years. Accounts receivable, net, from these two major customers aggregated $5,141 at September 27, 2002. Subsequent collections of the September 2002 balances have aggregated $4,591 through November 30, 2002. Revenues from the U.S governmental agency totaled $13,315, or 18% of total sales. The contract under which the Company does business with the U.S.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
NOTES TO COMBINED FINANCIAL STATEMENTS—continued
(Dollars in thousands, except share and per share amounts)

governmental agency expired at the end of April 2002; however, the Company was asked to continue to perform the contract under the existing terms and conditions until the end of March 2003.

9.	Other Related Party Transactions

The Company and affiliated entity are party to royalty agreements with an affiliate of Berlitz for use of the “Berlitz” trade name. The royalty under the terms of these agreements is 3% of total sales, as defined.

The Company shares various corporate services with Berlitz, including internal audit, legal and tax, and as well, benefits from expenditures made by Berlitz for such things as insurance and external audit services. In recognition of this, the Company was charged $633 for the nine -month period ended September 27, 2002, for such shared services.

The Company participates in various business activities with Berlitz affiliates in the ordinary course of business, none of which had a material effect on the financial statements. Total sales to Berlitz affiliates were $316 for the nine-month period ended September 27, 2002.

10.	Stock Option and Incentive Plans

The Berlitz Short-Term Executive Incentive Compensation Plan provides for potential cash awards to officers and other key employees of the Company if certain financial goals are met for the applicable fiscal year. For the nine-month period ending September 27, 2002, $237 was accrued and subsequently paid pursuant to these plans.

In 2000 the Company established a non-qualified stock option plan for Berlitz GlobalNET employees and Directors and in February 2002 award grants were made. Of the total 1,500,000 shares made available under the plan, 1,489,000 were granted at an exercise price of $3.45. In connection with the sale of the Company to BGS, as described in Note 12, Berlitz repurchased all outstanding options in September 2002 for $5,895, and made $156 in payments for certain domestic and foreign individual income taxes, which are included as compensation expense in the period ended September 27, 2002.

11.	Thrift and Retirement Plans

The Company participates in Berlitz sponsored thrift and retirement plans described below.

The Berlitz Retirement Savings Plan (the “Berlitz Plan”) is a defined contribution plan, sponsored by Berlitz, covering substantially all of the Company’s full-time domestic employees who have completed one year of service. The retirement portion of the Berlitz Plan provides for the Company to make regular contributions based on salaries of eligible employees; in December 2001 Berlitz suspended this contribution. The thrift portion of the Berlitz Plan, in which employee participation is elective, provides for Company matching contributions of up to 3% of salary. Payments upon retirement or termination of employment are based on vested amounts credited to individual accounts. In addition, certain foreign operations have other defined contribution plans. As a result of the Company’s sale, employees will no longer be able to contribute to the Berlitz Plan or any foreign plan sponsored by a Berlitz affiliate that is not part of Berlitz GlobalNET. Continuing participation is subject to regulation in the respective countries.

BERLITZ GLOBALNET, INC. AND AFFILIATED ENTITY
NOTES TO COMBINED FINANCIAL STATEMENTS—continued
(Dollars in thousands, except share and per share amounts)

Employees of the Company are also participants in a funded defined benefit plan jointly sponsored by Berlitz Japan, Inc., the language services operation of Berlitz, and Berlitz GlobalNET Japan, Inc. (“BGN Japan”) (the “Japan Plan”), a subsidiary of the Company. As a result of the Company’s sale, BGN Japan withdrew from the Japan Plan and arrangements were made to distribute pension assets to all participants. Total assets to be distributed are estimated to be $113, of which $78 has been funded.

Total expense with respect to all benefit plans was $220 for the nine-month period ended September 27, 2002.

12.	Sale of Berlitz GlobalNET, Inc.

On September 27, 2002, the Company was sold under the terms of the Stock Purchase Agreement between Berlitz and BGS Companies Inc. (“BGS”), a subsidiary of Bowne & Co., Inc., dated August 7, 2002 (the “SPA”). Berlitz sold all issued and outstanding shares of Berlitz GlobalNET, Inc. and transferred all shares of the translation operating entity not wholly owned by Berlitz GlobalNET, Inc. at that date. In consideration Berlitz received $75,000 in cash. Prior to, or concurrent with, the closing the following occurred: (i) all outstanding non-qualified Berlitz GlobalNET Inc. stock options issued to Berlitz GlobalNET employees and Directors in February 2002 were settled for $5,895 and cancelled; (ii) royalty agreements between Berlitz GlobalNET and an affiliate of Berlitz for use of the “Berlitz” trade name were cancelled (under the terms of these agreements the royalty was 3% of sales); all net intercompany liabilities of Berlitz GlobalNET to Berlitz and affiliated entities were effectively capitalized; (iii) severance agreements with key Company employees were settled for $550 for one employee and became null and void for all others; and (iv) the one Company employee participating in the Supplemental Executive Retirement Plan sponsored by Berlitz was removed, with no further benefit owing to the employee by either Berlitz or Berlitz GlobalNET.

The accompanying financial statements do not reflect any adjustments to the carrying value of assets or liabilities from the application of purchase accounting after September 27, 2002, relating to this transaction.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     On September 27, 2002, BGS Companies, Inc., a subsidiary of the Company, acquired all of the issued and outstanding stock of Berlitz GlobalNet, Inc. (“GlobalNet”) from Berlitz International, Inc. and Berlitz Investment Corporation for $75 million in cash. The net cash outlay of $56.8 million, which includes approximately $1.1 million of acquisition costs and is net of $19.3 million of cash in the business, has been allocated to assets acquired and liabilities assumed based upon estimated fair value at the date of acquisition. The excess of the purchase price over the estimated fair value of net tangible assets, totaling approximately $39.8 million, has been allocated between goodwill and other identifiable intangible assets based upon estimated fair values. Based upon preliminary estimates, $9.5 million has been allocated to the value of customer contracts and customer relationships and $0.4 million has been allocated to the value of proprietary technology. The amount allocated to customer relationships will be amortized over its estimated life of 5-10 years, and the amount allocated to the proprietary technology will be amortized over its estimated useful life of 3 years. The portion allocated to goodwill will not be amortized. Further refinements to the purchase price allocation are likely to be made based upon the completion of a third party valuation. The final purchase price allocation is not expected to have a material effect on the Company's financial statements.

     The following Unaudited Pro Forma Condensed Combined Statements of Operations assume that the acquisition of GlobalNet had occurred on January 1, 2001, combining the consolidated results of Bowne and Co., Inc. and subsidiaries (“Bowne”) and GlobalNet for the year ended December 31, 2001 and nine months ended September 30, 2002. The pro forma information is derived from the historical financial statements of Bowne and GlobalNet, after giving effect to the acquisition using the purchase method of accounting and assumptions and adjustments considered appropriate by Bowne, certain of which are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Operations. The Unaudited Pro Forma Condensed Combined Statements of Operations do not give effect to any cost savings or synergies that may result from integrating operations. The pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been obtained if the acquisition had occurred on the dates indicated or of the operating results that may be obtained in the future. A pro forma condensed combined balance sheet is not presented since the GlobalNet acquisition is recorded in Bowne’s actual condensed consolidated balance sheet as of September 30, 2002, which is included in Bowne’s Form 10-Q filed on November 14, 2002.

     The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the historical financial statements, and the related notes thereto, of Bowne and GlobalNet. The historical financial statements of GlobalNet as of and for the year ended December 31, 2001 and as of and for the nine-month period ended September 27, 2002, and the related notes thereto, are included herein. The historical financial statements of Bowne and the related notes thereto as of and for the year ended December 31, 2001 and as of and for the nine-month period ended September 30, 2002 and the related notes thereto, have been previously filed with the Securities and Exchange Commission.

BOWNE & CO., INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2001
(In thousands, except share and per share information)

	Bowne	GlobalNet	Combined	Adjustments		Pro Forma

Revenue	$1,054,631	$107,409	$1,162,040	$—		$1,162,040
Expenses:
Cost of revenue	717,662	72,875	790,537	—		790,537
Selling and administrative	264,821	31,418	296,239	—		296,239
Depreciation	41,117	3,395	44,512	—		44,512
Amortization	8,001	2,724	10,725	1,187	(1)	11,912
Restructuring, integration and asset impairment charges	20,949	16,900	37,849	—		37,849
Purchased in-process research and development	800	—	800	—		800

	1,053,350	127,312	1,180,662	1,187		1,181,849

Operating income (loss)	1,281	(19,903)	(18,622)	(1,187)		(19,809)
Interest expense	(6,422)	—	(6,422)	(2,840)	(2)	(9,262)
Loss on sale of subsidiary	(1,858)	—	(1,858)	—		(1,858)
Other income (expense), net	1,565	(2,601)	(1,036)	2,360	(3)	1,324

Loss from continuing operations before income taxes	(5,434)	(22,504)	(27,938)	(1,667)		(29,605)
Income tax (expense) benefit	(2,281)	841	(1,440)	667	(5)	(773)

Loss from continuing operations	(7,715)	(21,663)	(29,378)	(1,000)		(30,378)

Loss per share from continuing operations:
Basic	$(0.23)					$(0.92)
Diluted	$(0.23)					$(0.92)
Average shares outstanding:
Basic	33,081					33,081
Diluted	34,156					34,156

     See accompanying notes to unaudited pro forma condensed combined financial statements.

BOWNE & CO., INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2002
(In thousands, except share and per share information)

	Bowne	GlobalNet	Combined	Adjustments		Pro Forma

Revenue	$767,107	$75,397	$842,504	$—		$842,504
Expenses:
Cost of revenue	509,360	50,223	559,583	—		559,583
Selling and administrative	202,299	27,720	230,019	(6,601)	(4)	223,418
Depreciation	31,351	1,648	32,999	—		32,999
Amortization	1,290	10	1,300	890	(1)	2,190
Restructuring, integration and asset impairment charges	3,605	—	3,605	—		3,605

	747,905	79,601	827,506	(5,711)		821,795

Operating income (loss)	19,202	(4,204)	14,998	5,711		20,709
Interest expense	(4,951)	—	(4,951)	(1,278)	(2)	(6,229)
Gain on sale of subsidiary	14,869	—	14,869	—		14,869
Gain on sale of building	4,889	—	4,889	—		4,889
Other (expense) income, net	(224)	(2,722)	(2,946)	2,050	(3)	(896)

Net income (loss) before income taxes	33,785	(6,926)	26,859	6,483		33,342
Income tax (expense) benefit	(14,527)	1,825	(12,702)	(2,788)	(5)	(15,490)

Net income (loss)	19,258	(5,101)	14,157	3,695		17,852

Earnings per share:
Basic	$0.58					$0.53
Diluted	$0.54					$0.51
Average shares outstanding:
Basic	33,444					33,444
Diluted	34,822					34,822

     See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF OPERATIONS

(1)	Reflects an adjustment of $1,187 and $890 for the year ended December 31, 2001 and for the nine-month period ended September 30, 2002, respectively, which represents the amortization of identifiable intangible assets and does not include any amortization of goodwill associated with the GlobalNet acquisition, as required under SFAS No. 141.

(2)	Reflects an adjustment of $2,840 and $1,278 for the year ended December 31, 2001 and for the nine-month period ended September 30, 2002, respectively, which represents additional interest expense in connection with borrowings of the Company under a revolving credit agreement for the net cash outlay of $56.8 million. The net cash outlay includes the $75 million purchase price and approximately $1.1 million of acquisition costs and is net of $19.3 million of cash in the business.

(3)	Reflects an adjustment of $2,360 and $2,050 for the year ended December 31, 2001 and for the nine-month period ended September 30, 2002, respectively, which represents royalty expenses relating to the use of the Berlitz trade name since such expenses will not be incurred prospectively.

(4)	Reflects an adjustment of $6,601 for the nine-month period ended September 30, 2002, which represents $6,051 of compensation expense incurred as a result of settlement of employee related options which were accelerated as a result of the acquisition, and $550 of severance paid to an executive in connection with the acquisition, as provided in the executive’s employment agreement.

(5)	Reflects a benefit of $667 and an expense of $2,788 for the year ended December 31, 2001 and for the nine-month period ended September 30, 2002, respectively, which represents the income tax benefit from the pro forma adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOWNE & CO, INC

By: /s/ C. Cody Colquitt

Name: C. Cody Colquitt
Title: Senior Vice President and Chief Financial Officer
Dated: December 11, 2002